Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-36004) of Public Storage, Inc., formerly Storage Equities, Inc., pertaining to the 1990 Stock Option Plan, the Registration Statement on Form S-8 (No. 33-55541) pertaining to the 1994 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-13463) pertaining to the 1996 Stock Option and Incentive Plan, the Registration Statements on Form S-3 (Nos. 333-18395 and 333-41123) and in the related prospectus and the Registration Statement on Form S-4 (No. 33-64971) and in the related prospectus of (i) our report dated February 25, 1997 with respect to the consolidated financial statements and schedules of Public Storage, Inc. included in the Annual Report (Form 10-K) for 1996 filed with the Securities and Exchange Commission, (ii) our report dated December 16, 1997 on the combined statements of revenues and certain operating expenses of the Acquired Properties for each of the three years in the period ended December 31, 1996, our report dated October 9, 1997 on the statement of revenues and certain operating expenses of the Largo Property for the year ended December 31, 1996, our report dated November 10, 1997 on the statement of revenues and certain operating expenses of the Gunston Property for the year ended December 31, 1996, and our report dated December 19, 1997 on the combined statement of revenues and certain operating expenses of the Proposed Acquisition Properties for the year ended December 31, 1996, each of which is included in the Current Report on Form 8-K, as amended by a Form 8-K/A, each dated December 24, 1997 of Public Storage, Inc. and (iii) our report dated February 18, 1997 with respect to the financial statements of Public Storage Properties XVI, Inc., our report dated February 18, 1997 with respect to the financial statements of Public Storage Properties XVII, Inc., our report dated February 18, 1997 with respect to the financial statements of Public Storage Properties XVIII, Inc. and our report dated February 18, 1997 with respect to the financial statements of Public Storage Properties XIX, Inc., which are included in the Registration Statement on Form S-4 (No. 333-26959) of Public Storage, Inc.



                                                              ERNST & YOUNG LLP





January 15, 1998
Los Angeles, California

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